SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSE

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 7/15/97           15,700            16.1250
                                 7/15/97           34,300            16.2069
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/15/97            6,800            16.2069
                                 7/15/97            3,200            16.1250
               THE GABELLI CAPITAL ASSET FUND
                                 7/15/97            1,100            16.1250
                                 7/15/97            2,400            16.2069
          GAMCO INVESTORS, INC.
                                 7/15/97            6,050            16.1260





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.



                                       28